POWER OF ATTORNEY
HEALTHCARE REALTY TRUST INCORPORATED
The undersigned hereby constitutes and appoints Andrew E. Loope, in his capacity as theSenior Vice President, Corporate Counsel, and Secretary of Healthcare Realty Trust Incorporated (the "Company") and with full power ofsubstitution, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, andsubmit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,including amendments thereto, and any other documents necessary or appropriate toobtain codes and passwords enabling the undersigned to make electronic filings withthe SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, asamended (the "Exchange Act"), or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as anofficer and/or director of the Company, Forms 3, 4, and 5 in accordance withSection 16(a) of the Exchange Act and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may benecessary or desirable to complete and execute any such Form 3, 4, or 5, completeand execute any amendment or amendments thereto, and timely file such forms withthe SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, inthe opinion of such attorney-in-fact, may be of benefit to, in the best interest of, orlegally required by, the undersigned, it being understood that the documents executedby such attorney-in-fact on behalf of the undersigned pursuant to this Power ofAttorney shall be in such form and shall contain such terms and conditions as suchattorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do andperform any and every act and thing whatsoever requisite, necessary, or proper to be done in theexercise of any of the rights and powers herein granted, as fully to all intents and purposes as theundersigned might or could do if personally present, with full power of substitution or revocation,hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute,shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powersherein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in suchcapacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of theundersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longerrequired to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions insecurities issued by the Company, unless earlier revoked by (a) the undersigned in a signed writingdelivered to the foregoing attorney-in-fact, or (b) the attorney-in-fact in a signed writing delivered tothe undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of July, 2022.

/s/ Edward H. Braman
Signature

Edward H. Braman
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